Exhibit 10.01

UNDER ARMOUR, INC.

EXECUTIVE INCENTIVE COMPENSATION PLAN

SECTION 1.    PURPOSE:    The purpose of the Under Armour, Inc. Executive Incentive Compensation Plan (the “Plan”) is to advance the interests of Under Armour, Inc. (the “Company”) and its shareholders by providing performance-based incentives to certain executives of the Company.

SECTION 2.    EFFECTIVE DATE:    The effective date of the Plan is January 1, 2008. The Plan shall be subject to the approval of the shareholders of the Company at the first Annual Meeting to be held after the effective date. The Plan shall remain in effect until terminated pursuant to the terms of this Plan.

SECTION 3.    DEFINITIONS:    As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

(a)	“Award” shall mean, for any Plan Year, an award entitling a Participant to receive incentive compensation based on a percentage of the Participant’s annual base salary or in an amount as otherwise determined by the Committee, and subject to the terms and conditions of the Plan.

(b)	“Board of Directors” or “Board” shall mean the board of directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(d)	“Committee” shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(e)	“Company” shall mean Under Armour, Inc., a Maryland corporation, including its subsidiaries and affiliates and any successors to all or substantially all of the Company’s assets or business.

(f)	“Participant” shall mean the executives of the Company selected by the Committee to participate in the Plan for a Plan Year pursuant to Section 5.

(g)	“Performance Goal” shall mean the level of performance as selected by the Committee to measure performance of the Company or any subsidiary, division or other unit of the Company for the Plan Year based on one or more of the following: revenues, sales, income before income taxes, net income or earnings per share. The Committee shall have the discretion to include or exclude extraordinary items, restructuring charges, accounting changes or any other unusual or nonrecurring items.

Exhibit 10.01

(h)	“Plan Year” shall mean a period beginning January 1 of each calendar year and continuing through the December 31 of such calendar year.

SECTION 4.    ADMINISTRATION:    Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

SECTION 5.    ELIGIBILITY:    The Committee shall determine the executives of the Company who will be Participants in the Plan for a particular Plan Year.

SECTION 6.    AWARDS

(a)	The Committee may make Awards to Participants with respect to each Plan Year, subject to the terms and conditions set forth in the Plan.

(b)	Within 90 days after the commencement of each Plan Year (or such other date as required by Section 162(m) of the Code and the regulations promulgated thereunder), the Committee shall, in writing, select the Participants for such Plan Year and set the Performance Goal and target Award amount for such Plan Year. The maximum Award amount payable to any Participant under this Plan for a Plan Year shall be $2,500,000.

(c)	After the end of the Plan Year, the Committee shall certify, in writing, prior to payment of any Award, the attainment of the Performance Goal for the Performance Year. Notwithstanding attainment of the Performance Goal, the Committee shall have the discretion to reduce or eliminate the Award amount based upon the performance of the Company or the Participant or such other factors as the Committee determines in its discretion. The Committee may not increase the amount of such Award or waive the achievement of the Performance Goal.

(d)	Payment under this Plan shall be made within seventy-five (75) days following the end of the applicable Performance Period, unless the payment is subject to a deferral under a deferred compensation plan that the Company may establish for such purpose. Payment under this Plan may be made in cash, stock, restricted stock, other stock-based or stock denominated units, or any other form of consideration or any combination thereof, as determined by the Committee.

SECTION 7.    NO RIGHT TO AWARDS:    No employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

Exhibit 10.01

SECTION 8.    NO RIGHT TO EMPLOYMENT:    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. The Company may at any time terminate an employee’s employment free from any liability or any claim under the Plan, unless otherwise provided in the Plan.

SECTION 9.    SEVERABILITY:    If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.

SECTION 10.    NO TRUST OR FUND CREATED:    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION 11.    NONASSIGNABILITY:    Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution.

SECTION 12.    FOREIGN JURISDICTIONS:    The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.

SECTION 13.    TERMINATION AND AMENDMENT:    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action which requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless such action is approved by the shareholders of the Company. Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the Participant to whom a payment under an Award has been determined for a completed Performance Period but not yet paid, adversely affect the rights of such Participant in such Award.

SECTION 14.    INTERPRETATION:    It is the intent of the Company that Awards made shall constitute "qualified performance-based compensation" satisfying the requirements of Section 162(m) of the Code. Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan or an Award is intended to but does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such requirements.

Exhibit 10.01

SECTION 15.    APPLICABLE LAW:    This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its principles of conflict of laws.